Exhibit 99.1

500 Laurel Street Baton Rouge, LA 70801 Phone: 877.614.7600

FOR IMMEDIATE RELEASE October 26, 2022	Misty Albrecht b1BANK 225.286.7879 Misty.Albrecht@b1BANK.com

BUSINESS FIRST BANCSHARES, INC., ANNOUNCES FINANCIAL RESULTS FOR Q3 2022

Baton Rouge, La. (October 26, 2022) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended September 30, 2022, including net income of $13.8 million, or $0.61 per diluted share, no change from the quarter ended June 30, 2022. On a non-GAAP basis, core net income for the quarter ended September 30, 2022, which excludes certain income and expenses, was $16.4 million, or $0.72 per diluted share, increases of $1.8 million and $0.08, respectively, from the quarter ended June 30, 2022.

” Our third quarter results attest to the potential of a team working in concert over time,” said Jude Melville, president and CEO. “We continue to exhibit strong loan growth across our footprint while benefiting from historically positive asset quality. In addition to improved core operational profitability, we successfully added depth to our equity base, strengthening our balance sheet positioning as we prepare for the challenges and opportunities the next few quarters may hold.”

On October 26, 2022, Business First’s board of directors declared a quarterly dividend based upon financial performance for the third quarter in the amount of $0.12 per share, same as the prior quarter, to the common shareholders of record as of November 15, 2022. The dividend will be paid on November 30, 2022, or as soon thereafter as practicable.

Quarterly Highlights

●

Strong Loan Growth. Total loans held for investment at September 30, 2022, were $4.4 billion, an increase of $316.2 million compared to June 30, 2022, or 7.69% for the quarter. Based on unpaid principal balances, 48.4% of loan growth for the quarter ended September 30, 2022, was attributable to our Dallas market, 23.3% to the Northern Louisiana market, 12.2% to the Baton Rouge market, and 11.5% to the Houston market. As of September 30, 2022, approximately 34% of Business First’s loan portfolio resides in Texas based on unpaid principal balances.

●

Expansion of Net Interest Margin. For the quarter ended September 30, 2022, net interest income totaled $53.5 million and net interest margin and net interest spread were 4.05% and 3.67%, respectively, compared to $49.6 million, 3.98% and 3.79% for the quarter ended June 30, 2022. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.7 million) were 3.92% and 3.54%, respectively, for the quarter ended September 30, 2022, compared to 3.77% and 3.59% (excluding loan discount accretion of $2.6 million) for the quarter ended June 30, 2022. Net interest margin rose due to continued increase in interest rates and loan growth, as well as $650,000 associated with a nonaccrual loan that was paid in full during the quarter, while the spread declined due to the increased cost of funding associated with the short-term yield curve.

●

Solid Return on Assets and Equity. Return on average assets and common equity, each on an annualized basis, were 0.97% and 12.47%, respectively, for the quarter ended September 30, 2022, compared to 1.02% and 12.22%, respectively, for the quarter ended June 30, 2022. Non-GAAP return on average assets and common equity, each on an annualized basis, were 1.15% and 14.80%, respectively, for the quarter ended September 30, 2022, compared to 1.08% and 12.93%, respectively, for the quarter ended June 30, 2022.

●

Overall Credit Quality Remains Stable. Ratios of nonperforming loans compared to loans held for investment and nonperforming assets compared to total assets decreased from 0.42% and 0.33%, respectively, at June 30, 2022, to 0.25% and 0.21% at September 30, 2022. The reduction was largely due to a single nonfarm nonresidential commercial loan with an outstanding balance of $6.3 million being repaid in full during July 2022.

●	Preferred Stock Issuance. Business First completed a private placement of $72.0 million of 7.50% fixed-to-floating rate non-cumulative perpetual preferred stock on September 1, 2022.

Financial Condition

September 30, 2022, Compared to June 30, 2022

Loans

Loans held for investment increased $316.2 million or 7.69%, 30.74% annualized, for the quarter ended September 30, 2022.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.42% as of June 30, 2022, to 0.25% as of September 30, 2022. Nonperforming assets as a percentage of total assets decreased from 0.33% as of June 30, 2022, to 0.21% as of September 30, 2022. The decreases were largely attributable to a single nonfarm nonresidential commercial loan with an outstanding balance of $6.3 million being paid in full in July 2022.

Total Shareholders’ Equity

Book value per common share was $19.29 at September 30, 2022, compared to $19.73 at June 30, 2022. The decrease was largely attributable to the $21.9 million increase in accumulated other comprehensive losses related to unrealized losses on Business First’s available for sale investment portfolio.

On a non-GAAP basis, tangible book value per share was $14.73 at September 30, 2022, compared to $15.13 at June 30, 2022.

September 30, 2022, Compared to September 30, 2021

Loans

Total loans held for investment increased by $1.4 billion, or 44.47%, compared to September 30, 2021. Excluding loans acquired from Texas Citizens on March 1, 2022, loans increased $1.0 billion, or 33.08%.

Credit Quality

Nonperforming loans as a percentage of total loans held for investment decreased from 0.45% as of September 30, 2021, to 0.25% as of September 30, 2022. Nonperforming assets as a percentage of total assets decreased from 0.37% as of September 30, 2021, to 0.21% as of September 30, 2022. Both ratio decreases were largely attributable to the increase in total loans and assets, as well as a $2.8 million decrease in nonaccrual loans.

Total Shareholders’ Equity

Book value per common share was $19.29 at September 30, 2022, compared to $21.11 at September 30, 2021. On a non-GAAP basis, tangible book value per share was $14.73 at September 30, 2022, compared to $17.53 at September 30, 2021. The decreases were largely attributable to the $90.4 million increase in the accumulated other comprehensive losses associated with the available for sale portfolio, which was driven by the change in the broader interest rate and economic environment.

Results of Operations

Third Quarter 2022 Compared to Second Quarter 2022

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2022, and June 30, 2022, net income was $13.8 million, or $0.61 per diluted share. Net interest income increased by $3.9 million due to loan growth and interest rate increases, but was offset by $4.5 million in increased noninterest expense, largely attributable to increases of $2.6 million of merger and conversation-related expenses, $498,000 in salaries and employee benefits, and $441,000 in advertising and promotions during the quarter ended September 30, 2022.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended September 30, 2022, was $16.4 million, or $0.72 per diluted share, compared to core net income of $14.6 million, or $0.64 per diluted share, for the quarter ended June 30, 2022. Notable noncore events impacting earnings for the quarter ended September 30, 2022, included $265,000 attributable to insurance reimbursements of storm expenses in other income and $3.5 million in acquisition-related expenses, compared to $708,000 of acquisition-related expenses and $270,000 of expenses attributable to storm repairs for the quarter ended June 30, 2022.

Interest Income

For the quarter ended September 30, 2022, net interest income totaled $53.5 million and net interest margin and net interest spread were 4.05% and 3.67%, respectively, compared to $49.6 million, 3.98% and 3.79% for the quarter ended June 30, 2022. The average yield on total interest-earning assets was 4.80% for the quarter ended September 30, 2022, compared to 4.33% for the quarter ended June 30, 2022. The average yield on the loan portfolio (excluding Small Business Administration (SBA) Paycheck Protection Program (PPP) loans) was 5.50% for the quarter ended September 30, 2022, compared to 5.10% for the quarter ended June 30, 2022. The quarter ended June 30, 2022, included additional loan discount accretion of $876,000, while the quarter ended September 30, 2022, included additional interest income of approximately $650,000 associated with a nonaccrual loan that was paid in full during the quarter.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.7 million) were 3.92% and 3.54%, respectively, for the quarter ended September 30, 2022, compared to 3.77% and 3.59% (excluding loan discount accretion of $2.6 million) for the quarter ended June 30, 2022. The additional interest income of approximately $650,000 associated with the nonaccrual loan that was paid off during the quarter accounted for approximately 5 bps of net interest margin.

Interest Expense

For the quarter ended September 30, 2022, overall cost of funds (which includes noninterest-bearing deposits) increased by 41 basis points, from 0.36% to 0.77%, compared to the quarter ended June 30, 2022, due to continued rate increases and growth in borrowings.

Other Income

For the quarter ended September 30, 2022, other income increased by $1.1 million compared to the quarter ended June 30, 2022. The increase was largely attributable to a $520,000 increase in equity investment income and a $265,000 reimbursement for storm expenditures from insurance, which occurred during the quarter ended September 30, 2022.

Other Expenses

For the quarter ended September 30, 2022, other expense increased by $4.5 million compared to the quarter ended June 30, 2022. The increase was largely attributable to a $2.6 million increase in merger and conversion-related expenses, $498,000 increase in salaries and employee benefits, and $441,000 increase in advertising and promotions, related to increased media spend and production costs, during the quarter ended September 30, 2022.

Provision for Loan Losses

During the quarter ended September 30, 2022, Business First recorded a provision for loan losses of $3.3 million, compared to $2.9 million for the quarter ended June 30, 2022. The reserves for both quarters ended September 30, 2022, and June 30, 2022, were driven primarily by new loan growth.

Return on Assets and Equity

Return on average assets and common equity, each on an annualized basis, were 0.97% and 12.47%, respectively, for the quarter ended September 30, 2022, compared to 1.02% and 12.22%, respectively, for the quarter ended June 30, 2022.

Third Quarter 2022 Compared to Third Quarter 2021

Net Income and Diluted Earnings Per Share

For the quarter ended September 30, 2022, net income was $13.8 million or $0.61 per diluted share, compared to net income of $10.3 million or $0.50 per diluted share, for the quarter ended September 30, 2021. Net interest income increased by $16.2 million (attributed to the larger balance sheet resulting from the Texas Citizens acquisition, as well as strong organic growth and recent increase in interest rates during the past six months), partially offset by a $2.1 million increase in provision for loan loss due to loan growth, $5.1 million increase in salaries and employee benefits (largely attributable to the acquisition of Texas Citizens and additional staffing, mostly loan production), and $3.1 million in merger and conversion-related expenses attributable to the Texas Citizens acquisition, during the quarter ended September 30, 2022.

On a non-GAAP basis, core net income, which excludes certain income and expenses, for the quarter ended September 30, 2022, was $16.4 million or $0.72 per diluted share, compared to core net income of $10.9 million or $0.53 per diluted share, for the quarter ended September 30, 2021. Notable noncore events impacting earnings for the quarter ended September 30, 2022, included $265,000 attributable to insurance reimbursements of storm expenses in other income and $3.5 million in acquisition-related expenses, compared to $211,000 in occupancy and bank premises expenses attributable to storm damages (primarily related to Ida, 2021), $145,000 in acquisition-related expenses and $392,000 in losses on sales of former premises and equipment within other income during the quarter ended September 30, 2021.

Interest Income

For the quarter ended September 30, 2022, net interest income totaled $53.5 million and net interest margin and net interest spread were 4.05% and 3.67%, respectively, compared to $37.3 million, 3.71% and 3.51% for the quarter ended September 30, 2021. The average yield on total interest-earning assets was 4.80% for the quarter ended September 30, 2022, compared to 4.14% for the quarter ended September 30, 2021. The average yield on the loan portfolio (excluding SBA PPP loans) was 5.50% for the quarter ended September 30, 2022, compared to 5.11% for the quarter ended September 30, 2021.

Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.7 million) were 3.92% and 3.54%, respectively, for the quarter ended September 30, 2022, compared to 3.56% and 3.36% (excluding loan discount accretion of $1.5 million) for the quarter ended September 30, 2021.

Interest Expense

For the quarter ended September 30, 2022, overall cost of funds (which includes noninterest-bearing deposits) increased by 33 basis points, from 0.44% to 0.77%, compared to the quarter ended September 30, 2021. The increase in cost of funds was primarily attributable to an overall increase in interest rates on deposit offerings and higher average subordinated debt balances and Federal Home Loan Bank (FHLB) borrowings.

Other Income

For the quarter ended September 30, 2022, the increase in other income of $2.0 million, compared to the quarter ended September 30, 2021, was largely attributable to the $558,000 loss on other real estate owned (OREO) recorded during the quarter ended September 30, 2021, increase on service charges of $353,000 due to the acquisition of Texas Citizens on March 1, 2022, and organic deposit growth, and increase of $285,000 in fees and brokerage commission due to the increase in assets under management.

Other Expenses

For the quarter ended September 30, 2022, the increase in other expense of $11.6 million compared to the quarter ended September 30, 2021, was largely attributable to the $5.1 million increase in salaries and employee benefits associated with the acquisition of Texas Citizens on March 1, 2022, and additional loan production staffing which occurred over the past year, and $3.1 million in merger and conversion-related expenses associated with the acquisition of Texas Citizens.

Provision for Loan Losses

During the quarter ended September 30, 2022, Business First recorded a provision for loan losses of $3.3 million compared to $1.1 million for the quarter ended September 30, 2021.

Return on Assets and Equity

Return on average assets and return on average common equity, each on an annualized basis, were 0.97% and 12.47%, respectively, for the quarter ended September 30, 2022, from 0.95% and 9.47%, respectively, for the quarter ended September 30, 2021.

Conference Call and Webcast

Executive management will host a conference call and webcast to discuss results on Thursday, October 27, 2022, at 2:00 p.m. CDT. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 3389208, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/yawh3a5g. The corresponding slide presentation can be assessed the day of the presentation on b1BANK’s website at https://www.b1bank.com/shareholder-info.

About Business First Bancshares, Inc.

Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $5.8 billion in assets, $6.3 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (excludes $0.9 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and the Dallas and Houston, Texas areas, providing commercial and personal banking products and services. Commercial banking services include commercial loans and letters of credit, working capital lines and equipment financing, and treasury management services. b1BANK was awarded #1 Best-In-State Bank, Louisiana, by Forbes and Statista, and is a multiyear winner of American Banker’s “Best Banks to Work For.” Visit b1BANK.com for more information.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition-related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non-GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.

Special Note Regarding Forward-Looking Statements

Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.

Additional Information

For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021

Balance Sheet Ratios

Loans (HFI) to Deposits	96.59%	88.31%	81.37%
Shareholders' Equity to Assets Ratio	8.75%	8.05%	9.77%

Loans Receivable Held for Investment (HFI)

Commercial (1)	$1,012,778	$949,631	$723,077
Real Estate:
Construction and Land	636,869	642,260	464,808
Farmland	190,829	174,723	85,898
1-4 Family Residential	545,880	521,747	464,462
Multi-Family Residential	102,056	97,901	107,551
Nonfarm Nonresidential	1,823,408	1,605,691	1,111,771
Total Real Estate	3,299,042	3,042,322	2,234,490
Consumer and Other	118,080	121,773	108,669
Total Loans (Held for Investment)	$4,429,900	$4,113,726	$3,066,236

Allowance for Loan Losses

Balance, Beginning of Period	$32,317	$29,245	$26,702
Charge-offs – Quarterly	(667)	(99)	(81)
Recoveries – Quarterly	278	226	378
Provision for Loan Losses – Quarterly	3,273	2,945	1,147
Balance, End of Period	$35,201	$32,317	$28,146

Allowance for Loan Losses to Total Loans (HFI)	0.79%	0.79%	0.92%
Net Charge-offs (Recoveries) to Average Quarterly Total Loans	0.01%	0.00%	-0.01%

Remaining Loan Purchase Discount	$36,089	$37,903	$29,390

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans (2)	$9,843	$16,777	$12,622
Loans Past Due 90 Days or More (2)	1,121	324	1,030
Total Nonperforming Loans	10,964	17,101	13,652
Other Nonperforming Assets:
Other Real Estate Owned	840	990	2,152
Other Nonperforming Assets	180	84	675
Total Other Nonperforming Assets	1,020	1,074	2,827
Total Nonperforming Assets	$11,984	$18,175	$16,479

Nonperforming Loans to Total Loans (HFI)	0.25%	0.42%	0.45%
Nonperforming Assets to Total Assets	0.21%	0.33%	0.37%

(1) Small Business Administration (SBA) Paycheck Protection Program (PPP) loans accounted for $3.0 million of the commercial portfolio as of September 30, 2022. SBA PPP loans accounted for $3.2 million of the commercial portfolio as of June 30, 2022. SBA PPP loans accounted for $9.7 million of the commercial portfolio as of September 30, 2021.

(2) Past due and nonaccrual loan amounts exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Per Share Data

Basic Earnings per Common Share	$0.61	$0.61	$0.51	$1.65	$1.95
Diluted Earnings per Common Share	0.61	0.61	0.50	1.64	1.94
Dividends per Common Share	0.12	0.12	0.12	0.36	0.34
Book Value per Common Share	22.47	19.73	21.11	22.47	21.11

Average Common Shares Outstanding	22,468,939	22,459,603	20,384,879	21,990,273	20,570,506
Average Diluted Shares Outstanding	22,650,640	22,656,174	20,513,838	22,163,952	20,692,344
End of Period Common Shares Outstanding	22,605,136	22,579,451	20,383,504	22,605,136	20,383,504

Annualized Performance Ratios

Return on Average Assets	0.97%	1.02%	0.95%	0.91%	1.23%
Return on Average Common Equity	12.47%	12.22%	9.47%	10.84%	12.60%
Net Interest Margin	4.05%	3.98%	3.71%	3.86%	3.93%
Net Interest Spread	3.67%	3.79%	3.51%	3.61%	3.75%
Efficiency Ratio (1)	66.47%	64.32%	67.56%	67.48%	60.50%

Total Quarterly Average Assets	$5,702,312	$5,371,639	$4,353,885	$5,331,352	$4,343,407
Total Quarterly Average Common Equity	442,778	450,431	435,400	446,403	423,977

Other Expenses

Salaries and Employee Benefits	$21,906	$21,408	$16,791	$63,017	$48,470
Occupancy and Bank Premises	2,485	2,422	1,629	6,959	5,716
Depreciation and Amortization	1,850	1,734	1,483	5,153	4,316
Data Processing	2,155	1,886	1,994	6,157	6,105
FDIC Assessment Fees	839	661	581	2,243	1,526
Legal and Other Professional Fees	619	735	553	1,897	2,199
Advertising and Promotions	1,144	703	612	2,378	1,713
Utilities and Communications	833	822	678	2,434	1,889
Ad Valorem Shares Tax	813	812	675	2,438	2,050
Directors' Fees	288	212	201	702	583
Other Real Estate Owned Expenses and Write-Downs	133	35	103	182	660
Merger and Conversion-Related Expenses	3,244	615	145	4,670	249
Other	4,637	4,352	3,885	12,833	11,487
Total Other Expenses	$40,946	$36,397	$29,330	$111,063	$86,963

Other Income

Service Charges on Deposit Accounts	$2,116	$2,086	$1,763	$6,007	$5,013
Losses on Sales of Securities	(7)	(8)	(11)	(46)	(66)
Debit Card and ATM Fee Income	1,667	1,657	1,532	4,825	4,645
Bank-Owned Life Insurance Income	561	475	356	1,405	1,029
Gain on Sales of Loans	264	186	93	515	10,114
Mortgage Origination Income	57	161	227	427	697
Fees and Brokerage Commission	1,620	1,749	1,335	5,204	3,294
Gain (Loss) on Sales of Other Real Estate Owned	12	10	(558)	30	(1,087)
Gain (Loss) on Disposal of Other Assets	1	-	14	(716)	122
Pass-Through Income from Other Investments	572	52	398	739	2,053
Other	1,252	653	962	2,642	2,310
Total Other Income	$8,115	$7,021	$6,111	$21,032	$28,124

(1) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021

Assets

Cash and Due From Banks	$152,671	$154,694	$81,361
Federal Funds Sold	11,137	10,817	4,646
Securities Available for Sale, at Fair Values	884,960	934,676	1,034,491
Mortgage Loans Held for Sale	545	170	1,498
Loans and Lease Receivable	4,429,900	4,113,726	3,066,236
Allowance for Loan Losses	(35,201)	(32,317)	(28,146)
Net Loans and Lease Receivable	4,394,699	4,081,409	3,038,090
Premises and Equipment, Net	63,765	64,307	56,611
Accrued Interest Receivable	22,454	22,142	19,025
Other Equity Securities	39,390	30,302	15,259
Other Real Estate Owned	840	990	2,152
Cash Value of Life Insurance	88,743	88,370	59,085
Deferred Taxes, Net	36,691	29,576	5,618
Goodwill	88,543	88,842	60,062
Core Deposit and Customer Intangibles	14,567	15,093	12,835
Other Assets	7,686	8,995	14,484

Total Assets	$5,806,691	$5,530,383	$4,405,217

Liabilities

Deposits
Noninterest-Bearing	$1,613,310	$1,698,114	$1,201,791
Interest-Bearing	2,972,795	2,960,049	2,566,330
Total Deposits	4,586,105	4,658,163	3,768,121

Securities Sold Under Agreements to Repurchase	22,072	18,477	27,195
Fed Funds Purchased	-	-	16,087
Short-Term Borrowings	5,009	5,020	20
Subordinated Debt	110,902	111,055	81,427
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Federal Home Loan Bank Borrowings	534,059	254,011	48,002
Accrued Interest Payable	1,023	708	1,835
Other Liabilities	34,519	32,490	27,309

Total Liabilities	5,298,689	5,084,924	3,974,996

Shareholders' Equity

Preferred Stock	72,010	-	-
Common Stock	22,605	22,579	20,384
Additional Paid-In Capital	347,721	346,382	291,847
Retained Earnings	150,336	139,232	112,243
Accumulated Other Comprehensive Income (Loss)	(84,670)	(62,734)	5,747

Total Shareholders' Equity	508,002	445,459	430,221

Total Liabilities and Shareholders' Equity	$5,806,691	$5,530,383	$4,405,217

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2022	2021	2022	2021

Interest Income:
Interest and Fees on Loans	$58,846	$49,639	$37,900	$148,668	$118,454
Interest and Dividends on Securities	4,200	4,143	3,598	12,187	9,616
Interest on Federal Funds Sold and Due From Banks	427	232	36	754	77
Total Interest Income	63,473	54,014	41,534	161,609	128,147

Interest Expense:
Interest on Deposits	6,286	2,557	3,060	11,106	9,538
Interest on Borrowings	3,707	1,895	1,180	6,986	3,069
Total Interest Expense	9,993	4,452	4,240	18,092	12,607

Net Interest Income	53,480	49,562	37,294	143,517	115,540

Provision for Loan Losses:	3,273	2,945	1,147	7,835	6,747

Net Interest Income After Provision for Loan Losses	50,207	46,617	36,147	135,682	108,793

Other Income:
Service Charges on Deposit Accounts	2,116	2,086	1,763	6,007	5,013
(Loss) on Sales of Securities	(7)	(8)	(11)	(46)	(66)
Gain on Sales of Loans	264	186	93	515	10,114
Other Income	5,742	4,757	4,266	14,556	13,063
Total Other Income	8,115	7,021	6,111	21,032	28,124

Other Expenses:
Salaries and Employee Benefits	21,906	21,408	16,791	63,017	48,470
Occupancy and Equipment Expense	5,122	4,914	3,912	14,449	11,893
Merger and Conversion-Related Expense	3,244	615	145	4,670	249
Other Expenses	10,674	9,460	8,482	28,927	26,351
Total Other Expenses	40,946	36,397	29,330	111,063	86,963

Income Before Income Taxes:	17,376	17,241	12,928	45,651	49,954

Provision for Income Taxes:	3,576	3,484	2,617	9,363	9,886

Net Income:	$13,800	$13,757	$10,311	$36,288	$40,068

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
		Interest			Interest			Interest
	Average	Earned /	Average	Average	Earned /	Average	Average	Earned /	Average
	Outstanding	Interest	Yield /	Outstanding	Interest	Yield /	Outstanding	Interest	Yield /
(Dollars in thousands)	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$4,278,184	$58,839	5.50%	$3,890,470	$49,628	5.10%	$2,948,491	$37,666	5.11%
SBA PPP Loans	2,953	7	1.00%	4,429	11	1.00%	10,150	234	9.24%
Securities	951,479	4,200	1.77%	966,960	4,143	1.71%	946,950	3,598	1.52%
Interest-Bearing Deposit in Other Banks	54,730	427	3.12%	122,175	232	0.76%	110,472	36	0.13%
Total Interest-Earning Assets	5,287,346	63,473	4.80%	4,984,034	54,014	4.33%	4,016,063	41,534	4.14%
Allowance for Loan Losses	(33,215)			(29,945)			(27,409)
Noninterest-Earning Assets	448,181			417,550			365,231
Total Assets	$5,702,312	$63,473		$5,371,639	$54,014		$4,353,885	$41,534

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$3,009,565	$6,286	0.84%	$2,981,613	$2,557	0.34%	$2,566,766	$3,060	0.48%
Subordinated Debt	110,953	1,332	4.80%	111,107	1,300	4.68%	81,427	1,026	5.04%
Subordinated Debt - Trust Preferred Securities	5,000	68	5.44%	5,000	52	4.16%	5,000	42	3.36%
Advances from Federal Home Loan Bank (FHLB)	396,267	2,194	2.21%	171,224	506	1.18%	36,015	106	1.18%
First National Bankers Bank Line of Credit	5,000	70	5.60%	3,333	21	2.52%	-	-	0.00%
Other Borrowings	22,381	43	0.77%	24,927	16	0.26%	26,350	6	0.09%
Total Interest-Bearing Liabilities	3,549,166	9,993	1.13%	3,297,204	4,452	0.54%	2,715,558	4,240	0.62%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,626,055			$1,596,174			$1,172,752
Other Liabilities	60,310			27,830			30,175
Total Noninterest-Bearing Liabilities	1,686,365			1,624,004			1,202,927
Shareholders' Equity:
Common Shareholders' Equity	442,778			450,431			435,400
Preferred Equity	24,003			-			-
Total Shareholder's Equity	466,781			450,431			435,400
Total Liabilities and Shareholders' Equity	$5,702,312			$5,371,639			$4,353,885

Net Interest Spread			3.67%			3.79%			3.51%
Net Interest Income		$53,480			$49,562			$37,294
Net Interest Margin			4.05%			3.98%			3.71%

Overall Cost of Funds			0.77%	`		0.36%			0.44%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average			Average
	Outstanding	Interest Earned /	Average	Outstanding	Interest Earned /	Average
(Dollars in thousands)	Balance	Interest Paid	Yield / Rate	Balance	Interest Paid	Yield / Rate

Assets

Interest-Earning Assets:
Total Loans (Excluding SBA PPP)	$3,850,321	$148,640	5.15%	$2,802,246	$110,320	5.25%
SBA PPP Loans	3,702	28	1.00%	209,041	8,134	5.19%
Securities	974,566	12,187	1.67%	813,231	9,616	1.58%
Interest-Bearing Deposit in Other Banks	132,685	754	0.76%	91,466	77	0.11%
Total Interest-Earning Assets	4,961,274	161,609	4.34%	3,915,984	128,147	4.36%
Allowance for Loan Losses	(30,806)			(25,383)
Noninterest-Earning Assets	400,884			452,806
Total Assets	$5,331,352	$161,609		$4,343,407	$128,147

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$2,958,005	$11,106	0.50%	$2,588,756	$9,538	0.49%
Subordinated Debt	104,471	3,746	4.78%	63,768	2,499	5.23%
Subordinated Debt - Trust Preferred Securities	5,000	163	4.35%	5,000	127	3.39%
Advances from Federal Home Loan Bank (FHLB)	215,955	2,923	1.80%	35,309	325	1.23%
First National Bankers Bank Line of Credit	2,778	91	4.37%	-	-	0.00%
Other Borrowings	22,325	63	0.38%	27,651	118	0.57%
Total Interest-Bearing Liabilities	3,308,534	18,092	0.73%	2,720,484	12,607	0.62%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	1,530,748			1,170,534
Other Liabilities	37,666			28,412
Total Noninterest-Bearing Liabilities	1,568,414			1,198,946
Shareholders' Equity:
Common Shareholders' Equity	446,403			423,977
Preferred Equity	8,001			-
Total Shareholder's Equity	454,404			423,977
Total Liabilities and Shareholders' Equity	$5,331,352			$4,343,407

Net Interest Spread			3.61%			3.75%
Net Interest Income		$143,517			$115,540
Net Interest Margin			3.86%			3.93%

Overall Cost of Funds			0.50%			0.43%

NOTE: Average outstanding balances are determined utilizing monthly averages and average yield/rate is calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Interest Income:
Interest income	$63,473	$54,014	$41,534	$161,609	$128,147
Core interest income	63,473	54,014	41,534	161,609	128,147
Interest Expense:
Interest expense	9,993	4,452	4,240	18,092	12,607
Core interest expense	9,993	4,452	4,240	18,092	12,607
Provision for Loan Losses: (b)
Provision for loan losses	3,273	2,945	1,147	7,835	6,747
Core provision expense	3,273	2,945	1,147	7,835	6,747
Other Income:
Other income	8,115	7,021	6,111	21,032	28,124
Losses on former bank premises and equipment	-	-	392	717	932
Losses on sale of securities	7	8	11	46	66
Insurance reimbursement of storm expenditures	(265)	-	-	(265)	-
Core other income	7,857	7,029	6,514	21,530	29,122
Other Expense:
Other expense	40,946	36,397	29,330	111,063	86,963
Acquisition-related expenses (2)	(3,521)	(708)	(145)	(5,040)	(249)
Occupancy and bank premises - storm repair	-	(270)	(211)	(501)	(1,499)
Core other expense	37,425	35,419	28,974	105,522	85,215
Pre-Tax Income: (a)
Pre-tax income	17,376	17,241	12,928	45,651	49,954
Losses on former bank premises and equipment	-	-	392	717	932
Losses on sale of securities	7	8	11	46	66
Acquisition-related expenses (2)	3,521	708	145	5,040	249
Occupancy and bank premises - storm repair	-	270	211	501	1,499
Insurance reimbursment of storm expenditures	(265)	-	-	(265)	-
Core pre-tax income	20,639	18,227	13,687	51,690	52,700
Provision for Income Taxes: (1)
Provision for income taxes	3,576	3,484	2,617	9,363	9,886
Tax on losses on former bank premises and equipment	-	-	82	151	195
Tax on losses on sale of securities	1	2	2	10	14
Tax on acquisition-related expenses (2)	739	126	24	913	46
Tax on occupancy and bank premises - storm repair	-	57	44	106	314
Tax on insurance reimbursement of storm expenditures	(55)	-	-	(55)	-
Core provision for income taxes	4,261	3,669	2,769	10,488	10,455
Net Income:
Net income	13,800	13,757	10,311	36,288	40,068
Losses on former bank premises and equipment, net of tax	-	-	310	566	737
Losses on sale of securities, net of tax	6	6	9	36	52
Acquisition-related expenses (2), net of tax	2,782	582	121	4,127	203
Occupancy and bank premises - storm repair, net of tax	-	213	167	395	1,185
Insurance reimbursement of storm expenditures, net of tax	(210)	-	-	(210)	-
Core net income	$16,378	$14,558	$10,918	$41,202	$42,245

Pre-tax, pre-provision earnings (a+b)	$20,649	$20,186	$14,075	$53,486	$56,701
Losses on former bank premises and equipment	-	-	392	717	932
Losses on sale of securities	7	8	11	46	66
Acquisition-related expenses (2)	3,521	708	145	5,040	249
Occupancy and bank premises - storm repair	-	270	211	501	1,499
Insurance reimbursement of storm expenditures	(265)	-	-	(265)	-
Core pre-tax, pre-provision earnings	$23,912	$21,172	$14,834	$59,525	$59,447

Average Diluted Shares Outstanding	22,650,640	22,656,174	20,513,838	22,163,952	20,692,344

Diluted Earnings Per Share:
Diluted earnings per share	$0.61	$0.61	$0.50	$1.64	$1.94
Losses on former bank premises and equipment, net of tax	-	-	0.01	0.02	0.04
Losses on sale of securities, net of tax	0.00	0.00	0.00	0.00	0.00
Acquisition-related expenses (2), net of tax	0.12	0.02	0.01	0.19	0.01
Occupancy and bank premises -storm repair, net of tax	-	0.01	0.01	0.02	0.06
Insurance reimbursement of storm expenditures, net of tax	(0.01)	-	-	(0.01)	-
Core diluted earnings per share	$0.72	$0.64	$0.53	$1.86	$2.05

Pre-tax, pre-provision profit diluted earnings per share	$0.91	$0.89	$0.69	$2.41	$2.74
Losses on former bank premises and equipment	-	-	0.01	0.03	0.05
Losses on sale of securities	0.00	0.00	0.00	0.00	0.00
Acquisition-related expenses (2)	0.16	0.03	0.01	0.23	0.01
Occupancy and bank premises - storm repair	-	0.01	0.01	0.03	0.07
Insurance reimbursement of storm expenditures	(0.01)	-	-	(0.01)	-
Core pre-tax, pre-provision diluted earnings per share	$1.06	$0.93	$0.72	$2.69	$2.87

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.00% for 2022 and 2021. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021	2022	2021

Total Quarterly Average Assets	$5,702,312	$5,371,639	$4,353,885	$5,331,352	$4,343,407
Total Quarterly Average Common Equity	$442,778	$450,431	$435,400	$446,403	$423,977

Net Income:
Net income	$13,800	$13,757	$10,311	$36,288	$40,068
Losses on former bank premises and equipment, net of tax	-	-	310	566	737
Losses on sale of securities, net of tax	6	6	9	36	52
Acquisition-related expenses, net of tax	2,782	582	121	4,127	203
Occupancy and bank premises - storm repair, net of tax	-	213	167	395	1,185
Insurance reimbursement of storm expenditures, net of tax	(210)	-	-	(210)	-
Core net income	$16,378	$14,558	$10,918	$41,202	$42,245

Return on average assets	0.97%	1.02%	0.95%	0.91%	1.23%
Core return on average assets	1.15%	1.08%	1.00%	1.03%	1.30%
Return on common equity	12.47%	12.22%	9.47%	10.84%	12.60%
Core return on average common equity	14.80%	12.93%	10.03%	12.31%	13.29%

Interest Income:
Interest income	$63,473	$54,014	$41,534	$161,609	$128,147
Core interest income	63,473	54,014	41,534	161,609	128,147
Interest Expense:
Interest expense	9,993	4,452	4,240	18,092	12,607
Core interest expense	9,993	4,452	4,240	18,092	12,607
Other Income:
Other income	8,115	7,021	6,111	21,032	28,124
Losses on former bank premises and equipment	-	-	392	717	932
Losses on sale of securities	7	8	11	46	66
Insurance reimbursement of storm expenditures	(265)	-	-	(265)
Core other income	7,857	7,029	6,514	21,530	29,122
Other Expense:
Other expense	40,946	36,397	29,330	111,063	86,963
Acquisition-related expenses	(3,521)	(708)	(145)	(5,040)	(249)
Occupancy and bank premises - storm repair	-	(270)	(211)	(501)	(1,499)
Core other expense	$37,425	$35,419	$28,974	$105,522	$85,215

Efficiency Ratio:
Other expense (a)	$40,946	$36,397	$29,330	$111,063	$86,963
Core other expense (c)	$37,425	$35,419	$28,974	$105,522	$85,215
Net interest and other income (1) (b)	$61,602	$56,591	$43,416	$164,595	$143,730
Core net interest and other income (1) (d)	$61,337	$56,591	$43,808	$165,047	$144,662
Efficiency ratio (a/b)	66.47%	64.32%	67.56%	67.48%	60.50%
Core efficiency ratio (c/d)	61.02%	62.59%	66.14%	63.93%	58.91%

Total Average Interest-Earnings Assets	$5,287,346	$4,984,034	$4,016,063	$4,961,274	$3,915,984

Net Interest Income:
Net interest income	$53,480	$49,562	$37,294	$143,517	$115,540
Loan discount accretion	(1,712)	(2,588)	(1,511)	(5,220)	(6,191)
Net interest income excluding loan discount accretion	$51,768	$46,974	$35,783	$138,297	$109,349

Net interest margin (2)	4.05%	3.98%	3.71%	3.86%	3.93%
Net interest margin excluding loan discount accretion (2)	3.92%	3.77%	3.56%	3.72%	3.72%
Net interest spread	3.67%	3.79%	3.51%	3.61%	3.75%
Net interest spread excluding loan discount accretion	3.54%	3.59%	3.36%	3.47%	3.53%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing a 30/360 day count convention.

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2021

Total Shareholders' (Common) Equity:
Total shareholders' equity	$508,002	$445,459	$430,221
Preferred stock	(72,010)	-	-
Total common shareholders' equity	435,992	445,459	430,221
Goodwill	(88,543)	(88,842)	(60,062)
Core deposit and customer intangible	(14,567)	(15,093)	(12,835)
Total tangible common equity	$332,882	$341,524	$357,324

Total Assets:
Total assets	$5,806,691	$5,530,383	$4,405,217
Goodwill	(88,543)	(88,842)	(60,062)
Core deposit and customer intangible	(14,567)	(15,093)	(12,835)
Total tangible assets	$5,703,581	$5,426,448	$4,332,320

Common shares outstanding	22,605,136	22,579,451	20,383,504

Book value per common share	$19.29	$19.73	$21.11
Tangible book value per common share	$14.73	$15.13	$17.53
Common equity to total assets	7.51%	8.05%	9.77%
Tangible common equity to tangible assets	5.84%	6.29%	8.25%